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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): December 4, 2003



                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                      000-22149               76-0511037
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


         1301 TRAVIS, SUITE 2000
             HOUSTON, TEXAS                                   77002
(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (713) 654-8960

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On December 4, 2003, Edge Petroleum Corporation, a Delaware Corporation (the "Company" or "Edge"), completed the acquisition of Miller Exploration Company ("Miller"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated May 28, 2003 (the "Merger Agreement") among Edge, Edge Merger Sub Inc., a Delaware Corporation and a wholly owned subsidiary of Edge ("Merger Sub"), and Miller. Pursuant to the Merger Agreement, Merger Sub was merged with and into Miller (the "Merger"), with Miller surviving as the wholly owned subsidiary of Edge. The Merger is intended to qualify as a tax-free reorganization for U.S. federal tax purposes and Edge will account for the Merger using the purchase method of accounting, with Edge treated as the acquiror.

         As a result of the Merger, each share of common stock, par value $0.01 per share, of Miller ("Miller common stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Miller, Edge or Merger Sub), has been converted into the right to receive 1.22342 shares of common stock, par value $0.01 per share, of Edge ("Edge common stock"). In the aggregate, Edge is issuing approximately 2,604,757 shares of Edge common stock in exchange for the issued and outstanding shares of Miller common stock and Edge expects to assume options and warrants of Miller exercisable for up to 149,869 and 1,101,078 shares of Edge common stock, respectively. The merger ratio was determined based on arm's length negotiations between Edge and Miller.

         Miller, the common stock of which was previously publicly traded, is the successor to Miller Oil Corporation, an independent oil and natural gas exploration and production business first established in Michigan by members of the Miller family in 1925. Miller is an independent oil and gas exploration and production company that has developed a base of producing properties and inventory of prospects concentrated primarily in the Mississippi Salt Basin of Central Mississippi. Miller emphasizes the use of 3-D seismic data analysis and imaging, as well as other emerging technologies, to explore for and develop oil and natural gas in its core exploration area. Edge currently intends to continue these business activities of Miller.

         There were no material relationships between Edge and Miller prior to the consummation of the Merger.

         A press release announcing the completion of the Merger is attached as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.


ITEM 5. OTHER EVENTS.

         At a special meeting of stockholders held on December 4, 2003, Edge's stockholders approved (i) the Merger as summarized above and set forth in the Merger Agreement, and (ii) Edge's Incentive Plan, including an amendment to increase the number of shares of Edge common stock reserved for issuance under the plan from 1,200,000 shares to 1,700,000 shares.


                                       2
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

         Edge will file the financial statements required for this item by an amendment to be filed no later than 60 days after December 19, 2003.

         (b) Pro Forma Financial Information.

         Edge will file the pro forma financial information required for this item by an amendment to be filed not later than 60 days after December 19, 2003.

         (c) Exhibits.

          2.1+  --   Agreement and Plan of Merger, dated as of May 28, 2003,
                     among Edge Petroleum Corporation, Edge Delaware Sub Inc.
                     and Miller Exploration Company (filed as Annex A to the
                     Joint Proxy Statement/Prospectus contained in Edge's
                     Registration Statement on Form S-4 (Registration No.
                     333-106484) and incorporated herein by reference).

         99.1   --   Edge Press Release dated December 4, 2003.

         99.2   --   Certificate of Merger.

---------
+ Incorporated by reference as indicated.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               EDGE PETROLEUM CORPORATION



Date: December 11, 2003                        By:   /s/  Michael G. Long
                                                     ---------------------------
                                                      Michael G. Long
                                                      Senior Vice President and
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX


 2.1+  --  Agreement and Plan of Merger, dated as of May 28, 2003, among Edge
           Petroleum Corporation, Edge Delaware Sub Inc. and Miller Exploration Company (filed as Annex A to the Joint Proxy Statement/Prospectus contained in Edge's Registration Statement on Form S-4 (Registration No. 333-106484) and incorporated herein by reference).

99.1   --  Edge Press Release dated December 4, 2003.

99.2   --  Certificate of Merger.

---------
+ Incorporated by reference as indicated.